Logility Reports Preliminary Fourth Quarter and Fiscal Year 2007 Results

  Record Revenue and Operating Earnings driven by Strong Growth in License Fees

    ATLANTA, June 25 /PRNewswire-FirstCall/ -- Logility, Inc. (Nasdaq: LGTY), a leading supplier of collaborative solutions to optimize the supply chain, today announced preliminary financial results for the fourth quarter and fiscal year 2007.

    Key fourth quarter financial highlights include:

     * Total revenues for the quarter ended April 30, 2007 were a record $12.7 million, an increase of 26% over the fourth quarter of fiscal 2006 and an increase of 13% compared to the prior quarter ended January 31, 2007;

     * Software license fees for the quarter ended April 30, 2007 were a record $5.7 million, a 48% increase over the fourth quarter of fiscal 2006 and an increase of 46% compared to the prior quarter ended January 31, 2007;

     * Services and other revenues for the quarter ended April 30, 2007 were $1.9 million, an increase of 17% over the fourth quarter of fiscal 2006 and an increase of 9% compared to the prior quarter ended January 31, 2007;

     * Maintenance revenues for the quarter ended April 30, 2007 were $5.1 million, an increase of 12% over the fourth quarter of fiscal 2006 and decreased 9% compared to the quarter ended January 31, 2007;

     * Operating earnings for the quarter ended April 30, 2007 were a record $3.0 million, an increase of 73% compared to operating earnings of $1.8 million for the fourth quarter of fiscal 2006; and

     * Pretax earnings for the quarter ended April 30, 2007 were $3.4 million, an increase of 84% compared to pretax earnings of $1.9 million for the fourth quarter of fiscal 2006.

    GAAP net earnings were $1.9 million or $0.14 earnings per fully diluted share for the fourth quarter of fiscal 2007 compared to net earnings of $1.6 million or $0.12 earnings per fully diluted share for the fourth quarter of fiscal 2006. Adjusted net earnings, which exclude stock option compensation and acquisition related amortization of intangibles expense for the quarter ended April 30, 2007 were $2.1 million or $0.16 earnings per fully diluted share, compared to adjusted net earnings for the quarter ended April 30, 2006 of $1.4 million or $0.11 earnings per fully diluted share for the same period last year, which included a tax expense related to an adjustment to a normal effective income tax rate and excluded acquisition related amortization of intangibles expense and a write-down of minority investment.

    Key fiscal year 2007 financial highlights include:

     * Total revenues for the year ended April 30, 2007 were a record $43.6 million, an increase of 17% compared to last year;

     * Software license fees for the year ended April 30, 2007 were $16.2 million, an increase of 17% compared to last year;

     * Services and other revenues for the year ended April 30, 2007 were $6.7 million, an increase of 16% compared to last year;

     * Maintenance revenues were a record $20.7 million for the year ended April 30, 2007 or a 17% increase compared to last year; and

     * Operating earnings for the year ended April 30, 2007 were a record $8.4 million, an increase of 41% compared to operating earnings of $6.0 million for last year.

    GAAP net earnings were approximately $5.9 million or $0.45 per fully diluted share for the year ended April 30, 2007 compared to net earnings of $8.0 million or $0.60 per fully diluted share for last year. Adjusted net earnings year to date as of April 30, 2007, which excludes stock option compensation expense and acquisition related amortization of intangibles, were $6.6 million or $0.50 earnings per fully diluted share compared to adjusted net earnings of $4.4 million or $0.33 earnings per fully diluted share last year, which includes an adjustment to a normal effective income tax rate and excludes acquisition related amortization of intangibles expense, an income tax benefit and a write-down of minority investment.

    The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

    The overall financial condition of the Company remains strong, with cash and investments of approximately $32.3 million as of April 30, 2007. This is approximately a $0.4 million increase in cash and investments compared to January 31, 2007 and approximately a $5.4 million increase compared to April 30, 2006.

    "Logility's performance during the fourth quarter and fiscal year 2007 was outstanding. In the fourth quarter, the Company delivered all-time record revenues, license fees and operating earnings," said J. Michael Edenfield, Logility president and chief executive officer. "We continue to serve an increasingly global marketplace and signed license agreements during the quarter with both new and existing customers located in 10 countries."

    "Fiscal year 2007 marks a new milestone for Logility with record revenues and operating earnings," continued Edenfield. "Our two-brand product strategy has been extremely effective and enables us to meet the needs of small, medium, large and Fortune 1000 companies. Across both the Demand Solutions(R) and Logility Voyager Solutions(TM) brands, we welcomed a record 111 new customers and signed agreements with both new and existing customers located in 25 countries during the fiscal year."

    Highlights for the fourth quarter and fiscal year 2007 include:

    Customers:
     * During the year, Logility signed a record 111 new customers and extended its relationship with an impressive number of existing customers. Software license agreements were signed with both new and existing customers located in 25 countries.

     * Notable new and existing customers placing orders with Logility in the fourth quarter include: 3M South Africa, Arla Foods, Armour Eckrich, Continental Mills, Cooper Industries, Etude et Production Schlumberger, Lance, Inc., Siemens Medical Solutions, Targus, The Stanley Works, Verizon Wireless, VF Intimates, Wacoal, and Warnaco.

     * The Logility Connections 2007: Supply Chain Power Plays conference was held in Atlanta, GA on March 21-23. The conference offered attendees the opportunity to hear best practices from industry peers, learn valuable tips for maximizing return on investment, and gain insight from leading supply chain experts that will provide them with a competitive advantage by improving supply chain visibility and agility.

     * Logility customer Nutra Manufacturing received the 2007 Sailing to New Heights with Logility Award for supply chain excellence. The award, the highest honor given annually to a Logility customer, was presented to Nutra for their success in improving manufacturing planning processes. With the support of Logility Voyager Manufacturing Planning, Nutra gained service level improvements and an inventory reduction of 13%, equivalent to 16% improvement in inventory turns and millions in savings.

     * The 2007 Logility Leadership Awards were presented to Logility customers, Associated Grocers of Florida, A. O. Smith Water Products Company, Brown Shoe Company and Cole-Parmer Instrument, at the Connections 2007 conference. The annual award program recognizes a select group of companies who have been the most innovative in their efforts to develop and implement collaborative supply chain processes that significantly improve operational performance through the deployment of Logility Voyager Solutions(TM).

    Products and Technology:
     * Logility continued to provide thought leadership to the manufacturing community with the Spring installment of its Supply Chain Power Hour Webcast series, "Close the Gap Between Supply and Demand." The webcast provided participants with the latest insight on building a collaborative sales and operations planning (S&OP) process to continuously balance dynamic demand, supply, distribution and financial plans to achieve corporate objectives. Logility also participated in a webcast series jointly produced with the Institute of Business Forecasting (IBF), which is recognized worldwide as a full-service provider of forecasting, demand planning, supply chain research and education.

     * Logility was named a 2007 Top 100 Logistics IT Provider by Inbound Logistics magazine for a record 10th consecutive year. The selection process included comparison of more than 500 logistics IT providers and their ability to deliver solutions to meet the diverse needs of the Inbound Logistics' readers.

     * Logility president and CEO, J. Michael Edenfield, was recognized in the top 10 of Georgia's Top Performing CEOs by Atlanta Business Chronicle. The list of 25 Top Performing CEOs ranked CEOs of Georgia public companies that generated the highest shareholder return during a recent five-year period, 2000-2001 to 2005-2006.

    About Logility
    With more than 1,150 customers worldwide, Logility is a leading provider of collaborative supply chain planning solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility Voyager Solutions feature performance monitoring capabilities in a single Internet-based framework and provide supply chain visibility; demand, inventory and replenishment planning; supply and global sourcing optimization; transportation planning and execution; and warehouse management. Demand Solutions provide forecasting, demand planning and point-of-sale analysis for maximizing profits in manufacturing, distribution and retail operations. Logility customers include Avery Dennison Corporation, Brown Shoe Company, BP (British Petroleum), Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Pernod Ricard, Rand McNally, Remington Products Company, Sigma Aldrich, Under Armour Performance Apparel and VF Corporation. Logility is a majority-owned subsidiary of American Software (Nasdaq: AMSWA). For more information about Logility, call 1-800-762-5207 or visit http://www.logility.com.

    Forward-Looking Statements
    This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2006 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact Vincent C. Klinges, Chief Financial Officer, Logility, Inc., 470 East Paces Ferry Rd., Atlanta, GA 30305, (404) 261-9777. FAX: (404)
264-5206; INTERNET: www.logility.com or E-mail: askLogility@logility.com.

    Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility. Demand Solutions is a registered trademark of Demand Management, Inc., a wholly-owned subsidiary of Logility, Inc. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

                                 LOGILITY, INC.
                Consolidated Statements of Operations Information
                      (In thousands, except per share data)
                                   (Unaudited)

                                Fourth Quarter Ended    Twelve Months Ended
                                     April 30,               April 30,
                                                 Pct                     Pct
                                2007     2006    Chg.   2007     2006    Chg.
    Revenues:
      License                   $5,698   $3,863   48%  $16,242  $13,889   17%
      Services & other           1,940    1,661   17%    6,715    5,796   16%
      Maintenance                5,102    4,551   12%   20,691   17,618   17%
        Total Revenues          12,740   10,075   26%   43,648   37,303   17%

    Cost of Revenues:
      License                    1,672    1,213   38%    5,864    3,783   55%
      Services & other           1,126    1,008   12%    3,697    3,585    3%
      Maintenance                1,183    1,042   14%    4,858    4,134   18%
        Total Cost of Revenues   3,981    3,263   22%   14,419   11,502   25%

    Gross Margin                 8,759    6,812   29%   29,229   25,801   13%

    Operating expenses:
      Research and development   2,251    1,987   13%    7,642    7,170    7%
      Less: capitalized
       development                (586)    (652) (10%)  (2,264)  (2,423)  (7%)
      Sales and marketing        2,468    2,601   (5%)   9,778   10,123   (3%)
      General and administrative 1,496    1,029   45%    5,317    4,622   15%
      Acquisition related
       amortization of
       intangibles                  87       87    0%      350      350    0%

        Total Operating Expenses 5,716    5,052   13%   20,823   19,842    5%

    Operating Earnings           3,043    1,760   73%    8,406    5,959   41%
      Interest Income & Other,
       Net                         377       94  301%    1,603      467  243%
    Income Before Income Taxes   3,420    1,854   84%   10,009    6,426   56%
      Income Tax
       (Expense)/Benefit        (1,532)    (297) 416%   (4,091)   1,587   nm
    Net Earnings                $1,888   $1,557   21%   $5,918   $8,013  (26%)

    Earnings per common share:

    Earnings Per Common Share
     - Basic                     $0.15    $0.12   25%    $0.46    $0.63  (27%)
    Earnings Per Common Share
     - Diluted                   $0.14    $0.12   17%    $0.45    $0.60  (25%)
    Weighted Average Number of
     Common Shares:
        Basic                   12,906   12,872         12,899   12,817
        Diluted                 13,225   13,178         13,245   13,459

    Reconciliation of Adjusted
     Net Earnings:
    GAAP Net Earnings           $1,888   $1,557         $5,918   $8,013
    Acquisition related
     amortization of
     intangibles(1)                 87       87            350      350
    Stock option expense(1)         89      -              379      -
    Write-down of minority
     investment(1)                 -        121            -        281
    Excludes Income tax benefit    -        -              -     (1,587)
    Includes normalized Income
     tax expense                   -       (350)           -     (2,667)
    Adjusted net earnings       $2,064   $1,415   46%   $6,647   $4,390   51%

    Adjusted Net Earnings per
     Share                       $0.16    $0.11   45%    $0.50    $0.33   52%

    nm- not meaningful
    (1) - Not income tax affected

                                 LOGILITY, INC.
                     Consolidated Balance Sheet Information
                                 (in thousands)
                                   (Unaudited)

                                                      April 30,
                                                     2007     2006

    Cash and Short-term investments                $32,316  $26,460
    Accounts Receivable:
      Billed                                         7,764    5,308
      Unbilled                                       1,412    1,777
    Total Accounts Receivable, net                   9,176    7,085
    Deferred Tax Assets                              1,361    2,922
    Due from ASI, Inc.                               1,052      -
    Prepaids & Other Current Assets                  1,995    1,673
         Current Assets                             45,900   38,140

    Investments - noncurrent                           -        499
    PP&E,net                                           436      457
    Capitalized Software, net                        6,042    6,382
    Goodwill                                         5,809    5,809
    Other Intangibles, net                           1,288    1,688
    Non-current Assets                                  67       99

         Total Assets                              $59,542  $53,074

    Accounts Payable                                  $275     $346
    Other Current Liabilities                        5,641    4,543
    Deferred Revenues                               11,350   10,534
    Deferred Income Taxes - Due to ASI                 -      2,087
        Current Liabilities                         17,266   17,510

    Deferred Income Taxes                            1,940      316
    Deferred Income Taxes - Due to ASI                 -      1,358
    Shareholders' Equity                            40,336   33,890

         Total Liabilities & Shareholders' Equity  $59,542  $53,074


SOURCE  Logility, Inc.
    -0-                             06/25/2007
    /CONTACT: Vincent C. Klinges Chief Financial Officer of Logility, Inc. +1-404-264-5477 /
    /First Call Analyst: /
    /FCMN Contact: mduke@logility.com /
    /Company News On-Call: http://www.prnewswire.com/comp/120967.html/ /Web site: http://www.logility.com/
    (LGTY AMSWA)